UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2021

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200 Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 528-3100

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TBLT	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2021, ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement, dated July 11, 2021 (the “Agreement”) with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 46,029,920 shares (the “Shares”) of its common stock and warrants (the “Warrants”) to purchase up to an aggregate of 23,014,960 shares of common stock at a combined offering price of $0.869 per share and accompanying warrant, for gross proceeds of approximately $40,000,000. The Warrants have an exercise price equal to $0.81 per share, and are immediately exercisable until the fifth anniversary of the date of issuance.

The net proceeds to the Company from the Offering were approximately $36,325,000, after deducting placement agent fees and expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital purposes. The Offering closed on July 14, 2021.

Pursuant to an engagement letter, dated July 10, 2021 (the “Engagement Letter”), with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received in the Offering and a management fee equal to 0.5% of the gross proceeds received in the Offering. The Company also agreed to pay the Placement Agent $25,000 for non-accountable expenses, up to $50,000 for fees and expenses of legal counsel and other reasonable and customary out of-pocket expenses, and $15,950 for clearing fees.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, issued to the Placement Agent or its designees warrants to purchase an aggregate of 2,761,795 shares of its common stock (which represents 6.0% of the Shares sold to investors in the Offering) at an exercise price equal to 125% of the offering price in the offering, or $1.08625 (the “Placement Agent Warrants”). The Placement Agent Warrants are immediately exercisable until the fifth anniversary of the commencement of sales of the offering.

The Shares sold under the Agreement, the issuance of the Warrants and the Placement Agent Warrants, and the shares issuable pursuant to the Warrants and the Placement Agent Warrants (the “Warrant Shares”) were offered and sold pursuant to the Company through a prospectus supplement pursuant to the Company’s shelf registration statement on Form S-3 (File No: 333-252630), which was initially filed on February 2, 2021, and declared effective by the Securities and Exchange Commission (the “SEC”) on February 8, 2021 (the “Registration Statement”). The Company has filed with the SEC the prospectus supplement, together with the accompanying base prospectus, used in connection with the offer and sale of the securities.

The Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The form of Warrant, form of Placement Agent Warrant, and form of Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated into this Current Report on Form 8-K by reference. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof.

The opinion of the Company’s counsel regarding the validity of the Shares, the Warrants, the Placement Agent Warrants and the Warrant Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01 Other Events.

On July 11, 2021, the Company issued a press release announcing the offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number:	Description:
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Carmel, Milazzo & Feil LLP
10.1	Form of Securities Purchase Agreement, dated July 11, 2021, by and between ToughBuilt Industries, Inc. and certain Purchasers
23.1	Consent of Carmel, Milazzo & Feil LLP (contained in Exhibit 5.1).
99.1	Press Release, dated July 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: July 14, 2021	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer